EXHIBIT 23(a)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference into the Registration Statement on Form S-4 HUBCO, Inc. of our report in regard to Little Falls Bancorp, Inc. (the "Company"), which is dated January 22, 1999, except for the last two paragraphs of Note 2, as to which the date is January 26, 1999, and is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. Additionally, we hereby consent to the references to our firm under the headings "Experts" in the Registration Statement.


                                                   RADICS & CO., LLC


Pine Brook, New Jersey
March 22, 1999